CKE RESTAURANTS, INC. REPORTS SECOND QUARTER FISCAL 2012 RESULTS

CARPINTERIA, Calif. — September 20, 2011 — CKE Restaurants, Inc. (“CKE”) announced today its second fiscal quarter financial results for the twelve weeks ended August 15, 2011. The Company expects to file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission (“SEC”) on Wednesday, September 21, 2011 after the close of the financial markets.

As previously reported, on July 12, 2010, CKE Holdings, Inc., an affiliate of Apollo Management VII, L.P., acquired all of the outstanding shares of the Company (the “Merger”). As of August 15, 2011, the purchase price allocation related to the Merger has been completed.

All references to “Predecessor” relate to CKE and its consolidated subsidiaries for periods prior to the Merger and references to “Successor” relate to CKE and its consolidated subsidiaries for periods subsequent to the Merger. The discussion of the Company’s second quarter results compares the results of operations for the Successor twelve weeks ended August 15, 2011 to the combined Predecessor eight weeks ended July 12, 2010 and the Successor four weeks ended August 9, 2010. This discussion does not comply with U.S. GAAP; however, the Company believes this provides a more meaningful method of comparison.

Company-Operated Same-Store Sales and Average Unit Volumes

Blended same-store sales increased 2.2% in the second quarter of fiscal 2012. Hardee’s® same-store sales increased 2.5% and Carl’s Jr.® same-store sales increased 2.0%.

	Second quarter		Year-to-date

Brand	FY12	FY11	FY12	FY11

Carl’s Jr.	2.0%	-7.4%	2.0%	-6.6%
Hardee’s	2.5%	6.8%	6.4%	2.2%
Blended	2.2%	-1.1%	4.1%	-2.7%

At the end of the second quarter, the blended fifty-two week average unit volume for Carl’s Jr. and Hardee’s was $1,238,000. The fifty-two week average unit volumes for Carl’s Jr. and Hardee’s were $1,396,000 and $1,096,000, respectively.

To date, the Company’s blended same-store sales for the third quarter of fiscal 2012 are flat to slightly positive.

Second Quarter Results

The Company reported total revenue of $299.7 million for the fiscal 2012 second quarter, a decrease of $14.2 million, or 4.5%, compared to the fiscal 2011 second quarter. The decrease was attributable to the sale of the Carl’s Jr. distribution business on July 2, 2010. Total revenue, excluding the Carl’s Jr. distribution center revenue in the prior year quarter, increased by $10.8 million, or 3.7%.

“Hardee’s continued to generate positive same-store sales results during the second quarter. Including period seven, Hardee’s has now had nineteen consecutive periods of positive same-store sales. Carl’s Jr. also performed well, posting its second consecutive quarter of positive same-store sales,” said Andrew F. Puzder, Chief Executive Officer.

For the fiscal 2012 second quarter, company-operated restaurant-level adjusted EBITDA margin was 17.1%, a 120 basis point decrease compared to the prior year quarter. Food and packaging costs increased 90 basis points as a result of higher commodity costs for beef, ingredients containing cooking oil and dairy products. Occupancy and other expense, excluding depreciation and amortization, increased 30 basis points and advertising increased 10 basis points. These increases were offset by a 10 basis point decrease in labor costs. Refer to the further discussion of company-operated restaurant-level adjusted EBITDA margin under the heading “Non-GAAP Measures” below.

Adjusted EBITDA was $40.9 million in the second quarter of fiscal 2012, $1.4 million lower than the prior year quarter. Refer to the further discussion of Adjusted EBITDA under the heading “Non-GAAP Measures” below, which includes a reconciliation of net loss to Adjusted EBITDA.

As of August 15, 2011, cash and cash equivalents were $38.3 million and the Company had $68.1 million available under its credit facility.

On July 15, 2011, the Company redeemed $40.0 million aggregate principal amount of its outstanding 11.375% Senior Secured Second Lien Notes due 2018 (the “Notes”) at a price equal to 103.0% of the principal amount of the Notes. Subsequent to the redemption, the remaining aggregate principal amount of the Notes was $560.0 million.

Capital expenditures for the fiscal 2012 second quarter were $14.5 million, of which $7.9 million related to new store openings, dual-branding and remodeling projects. For fiscal 2012, the Company expects capital expenditures to be between $60.0 million and $65.0 million.

As of August 15, 2011, the Company’s system-wide restaurant portfolio consisted of:

	Carl's Jr.	Hardee's	Other	Total
Company-operated	425	468	0	893
Franchised	684	1,226	10	1,920
Licensed	169	220	0	389

Total	1,278	1,914	10	3,202

Conference Call Information

The Company will host its second quarter fiscal 2012 conference call on Wednesday, September 21, 2011, at 8:00 a.m. (PDT). The dial in information is as follows: (973) 500-2164 U.S. and international. The conference ID is 98508045.

A replay will be made available approximately two hours after the conclusion of the live event. The replay will be available for 7 days and can be accessed by calling (404) 537-3406. The conference ID is 98508045.

Company Overview

CKE Restaurants, Inc. is a privately held company headquartered in Carpinteria, Calif. As of the end of the second quarter of fiscal 2012, the Company, through its subsidiaries, had a total of 3,202 franchised, licensed or company-operated restaurants in 42 states and in 23 countries. For more information about CKE, please visit www.ckr.com.

Forward-looking Statements

Matters discussed in this press release contain forward-looking statements, including those relating to expected capital expenditures and the filing of the Company’s periodic reports with the SEC, which are based on management’s current beliefs and assumptions. These statements constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control and which may cause results to differ materially from expectations. Factors that could cause the Company’s results to differ materially from those described include, but are not limited to, the Company’s ability to compete with other restaurants, supermarkets and convenience stores for customers, employees, restaurant locations and franchisees; changes in consumer preferences, perceptions and spending patterns; changes in food, packaging and supply costs; the ability of the Company’s key suppliers to continue to deliver premium-quality products to the Company at moderate prices; the Company’s ability to successfully enter new markets, complete construction of new restaurants and complete remodels of existing restaurants; changes in general economic conditions and the geographic concentration of the Company’s restaurants, which may affect the Company’s business; the Company’s ability to attract and retain key personnel; the Company’s franchisees’ willingness to participate in the Company’s strategy; the operational and financial success of the Company’s franchisees; the willingness of the Company’s vendors and service providers to supply goods and services pursuant to customary credit arrangements; risks associated with operating in international locations; the effect of the media’s reports regarding food-borne illnesses, food tampering and other health-related issues on the Company’s reputation and its ability to procure or sell food products; the seasonality of the Company’s operations; the effect of increasing labor costs including healthcare related costs; the Company’s ability to comply with existing and future health, employment, environmental and other government regulations; the Company’s ability to adequately protect its intellectual property; the potentially conflicting interests of the Company’s sole stockholder and the Company’s creditors, the Company’s substantial leverage which could limit its ability to raise capital, react to economic changes or meet obligations under its indebtedness; the effect of restrictive covenants in the Company’s indenture and credit facility on the Company’s business; and other factors as discussed in the Company’s filings with the SEC.

You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Beth Mansfield
Public Relations
(805) 745-7741
bmansfield@ckr.com

CKE RESTAURANTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	Successor	Successor/	Successor	Predecessor
		Predecessor
	Twelve		Four	Eight
	Weeks Ended	Twelve Weeks Ended	Weeks Ended	Weeks Ended
	August 15, 2011	August 9, 2010	August 9, 2010	July 12, 2010
Revenue:
Company-operated restaurants	$262,991	$255,477	$85,951	$169,526
Franchised and licensed restaurants and other	36,738	58,486	11,078	47,408

Total revenue	299,729	313,963	97,029	216,934

Operating costs and expenses:
Restaurant operating costs:
Food and packaging	80,231	75,802	25,309	50,493
Payroll and other employee benefits	75,310	73,508	24,372	49,136
Occupancy and other	63,393	59,906	20,522	39,384

Restaurant operating costs	218,934	209,216	70,203	139,013
Franchised and licensed restaurants and other	18,440	40,620	5,262	35,358
Advertising	15,399	14,678	4,848	9,830
General and administrative	29,346	40,116	19,728	20,388
Facility action charges, net	(70)	(136)	137	(273)
Other operating expenses, net (1)(2)	194	23,342	19,661	3,681

Total operating costs and expenses	282,243	327,836	119,839	207,997

Operating income (loss)	17,486	(13,873)	(22,810)	8,937
Interest expense	(17,816)	(9,572)	(5,980)	(3,592)
Other (expense) income, net	(2,215)	439	165	274

(Loss) income before income taxes	(2,545)	(23,006)	(28,625)	5,619
Income tax (benefit) expense	(314)	4,304	(5,737)	10,041

Net loss	$(2,231)	$(27,310)	$(22,888)	$(4,422)

(1)	Other operating expenses, net includes transaction-related costs consisting of accounting, investment banking, legal, and other costs of $194, $26,784 , $19,661, and $7,123 for the twelve weeks ended August 15, 2011, twelve weeks ended August 9, 2010 (Successor/Predecessor), four weeks ended August 9, 2010 (Successor) and eight weeks ended July 12, 2010 (Predecessor), respectively.

(2)	The twelve weeks ended August 9, 2010 (Successor/Predecessor) and eight weeks ended July 12, 2010 (Predecessor) also include a $3,442 gain on the sale of the distribution center assets.

CKE RESTAURANTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	Successor	Successor/	Successor	Predecessor
		Predecessor
	Twenty-Eight	Twenty-Eight	Four	Twenty-Four
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	August 15, 2011	August 9, 2010	August 9, 2010	July 12, 2010
Revenue:
Company-operated restaurants	$614,595	$586,482	$85,951	$500,531
Franchised and licensed restaurants and other	85,717	162,666	11,078	151,588

Total revenue	700,312	749,148	97,029	652,119

Operating costs and expenses:
Restaurant operating costs:
Food and packaging	189,133	173,951	25,309	148,642
Payroll and other employee benefits	176,973	171,763	24,372	147,391
Occupancy and other	146,076	138,660	20,522	118,138

Restaurant operating costs	512,182	484,374	70,203	414,171
Franchised and licensed restaurants and other	44,318	120,382	5,262	115,120
Advertising	35,460	34,495	4,848	29,647
General and administrative	70,306	79,587	19,728	59,859
Facility action charges, net	441	727	137	590
Other operating expenses, net (1)(2)	545	29,910	19,661	10,249

Total operating costs and expenses	663,252	749,475	119,839	629,636

Operating income (loss)	37,060	(327)	(22,810)	22,483
Interest expense	(42,211)	(14,597)	(5,980)	(8,617)
Other (expense) income, net (3)	(1,416)	(13,444)	165	(13,609)

(Loss) income before income taxes	(6,567)	(28,368)	(28,625)	257
Income tax (benefit) expense	(1,735)	2,035	(5,737)	7,772

Net loss	$(4,832)	$(30,403)	$(22,888)	$(7,515)

(1)	Other operating expenses, net includes transaction-related costs consisting of accounting, investment banking, legal, and other costs of $545, $33,352, $19,661, and $13,691 for the twenty-eight weeks ended August 15, 2011, twenty-eight weeks ended August 9, 2010 (Successor/Predecessor), four weeks ended August 9, 2010 (Successor) and twenty-four weeks ended July 12, 2010 (Predecessor), respectively.

(2)	The twenty-eight weeks ended August 9, 2010 (Successor/Predecessor) and twenty-four weeks ended July 12, 2010 (Predecessor) also include a $3,442 gain on the sale of the distribution center assets.

(3)	Other (expense) income, net includes transaction-related costs, related to the termination of a prior merger agreement, of $14,283 for both the twenty-eight weeks ended August 9, 2010 (Successor/Predecessor) and twenty-four weeks ended July 12, 2010 (Predecessor).

CKE RESTAURANTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and par values)
(Unaudited)

	Successor
	August 15, 2011	January 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$38,258	$42,586
Accounts receivable, net of allowance for doubtful accounts of $161 as of August 15, 2011 and $92 as of January 31, 2011	26,440	27,533
Related party trade receivables	73	216
Inventories	17,850	14,526
Prepaid expenses	12,353	14,219
Assets held for sale	—	196
Advertising fund assets, restricted	21,791	18,464
Deferred income tax assets, net	16,687	17,079
Other current assets	3,508	4,065

Total current assets	136,960	138,884
Notes receivable, net	—	172
Property and equipment, net of accumulated depreciation and amortization of $74,614 as of August 15, 2011 and $36,342 as of January 31, 2011	628,217	640,194
Property under capital leases, net of accumulated amortization of $6,940 as of August 15, 2011 and $3,638 as of January 31, 2011	34,588	36,156
Goodwill	208,885	207,817
Intangible assets, net	440,628	448,499
Other assets, net	22,330	24,444

Total assets	$1,471,608	$1,496,166

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Current portion of bank indebtedness and other long-term debt	$3	$29
Current portion of capital lease obligations	8,117	7,434
Accounts payable	45,420	41,442
Advertising fund liabilities	21,791	18,464
Other current liabilities	81,826	81,958

Total current liabilities	157,157	149,327
Bank indebtedness and other long-term debt, less current portion	550,618	589,987
Capital lease obligations, less current portion	38,478	41,082
Deferred income tax liabilities, net	153,812	151,828
Other long-term liabilities	149,138	139,173

Total liabilities	1,049,203	1,071,397

Stockholder’s equity:
Common stock, $0.01 par value; 100 shares authorized, issued and outstanding as of August 15, 2011 and January 31, 2011	—	—
Additional paid-in capital	455,127	452,659
Accumulated deficit	(32,722)	(27,890)

Total stockholder’s equity	422,405	424,769

Total liabilities and stockholder’s equity	$1,471,608	$1,496,166

Non-GAAP Measures

Adjusted EBITDA and Adjusted EBITDAR

Adjusted EBITDA represents income (loss) before income taxes, interest income and expense, asset impairments, facility action charges, depreciation and amortization, management fees, pro-forma cost savings as a result of becoming privately held, the effects of acquisition accounting adjustments, and certain non-cash and unusual items. The Company calculates Adjusted EBITDAR by adjusting Adjusted EBITDA to exclude the Company’s aggregate cash rent expense, less rental income from franchisees and third parties, subject to certain adjustments and exclusions.

Management uses Adjusted EBITDA and Adjusted EBITDAR because it believes that they are important measures of operating performance. In particular, management considers Adjusted EBITDA and Adjusted EBITDAR to be useful financial measures that highlight trends in the Company’s business and provide a comparable measure of profitability of similar enterprises. In addition, management believes that Adjusted EBITDA and Adjusted EBITDAR are effective, when used in conjunction with net loss or loss before income taxes, in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA and Adjusted EBITDAR provide useful information to potential investors and analysts because these measures provide insight into management’s evaluation of the Company’s results of operations. The calculations of Adjusted EBITDA and Adjusted EBITDAR may not be consistent with “EBITDA” and “EBITDAR” for the purpose of the covenants in the agreements governing the Company’s indebtedness.

Adjusted EBITDA and Adjusted EBITDAR are not measures of financial performance under U.S. GAAP, are not intended to represent cash flows from operations under U.S. GAAP and should not be used as alternatives to net loss, or loss before income taxes, as indicators of operating performance, or as alternatives to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using Adjusted EBITDA and Adjusted EBITDAR by using them only to supplement the Company’s U.S. GAAP results to provide a more complete understanding of the factors and trends affecting the Company’s business. Adjusted EBITDA and Adjusted EBITDAR have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP.

Some of the limitations of Adjusted EBITDA and Adjusted EBITDAR are:

•	Adjusted EBITDA and Adjusted EBITDAR do not reflect cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and Adjusted EBITDA and Adjusted EBITDAR do not reflect the cash requirements for such replacements;

•	Adjusted EBITDA and Adjusted EBITDAR do not reflect changes in, or cash requirements for, the Company’s working capital requirements;

•	Adjusted EBITDA and Adjusted EBITDAR do not reflect the cash necessary to make payments of interest or principal on the Company’s indebtedness; and

•	Adjusted EBITDAR does not reflect the cash necessary to make payments of rent under the Company’s lease obligations.

While Adjusted EBITDA and Adjusted EBITDAR are frequently used as measures of operations and the ability to meet indebtedness service requirements, these measures as calculated by the Company are not necessarily directly comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

CKE RESTAURANTS, INC.
ADJUSTED EBITDA AND ADJUSTED EBITDAR
(In thousands)
(Unaudited)

		Predecessor/		Predecessor/
	Successor	Successor	Successor	Successor

	Twelve	Twelve	Twenty-Eight Weeks	Twenty-Eight Weeks
	Weeks Ended	Weeks Ended	Ended	Ended
	15-Aug-11	9-Aug-10	15-Aug-11	9-Aug-10

Net loss	$(2,231)	$(27,310)	$(4,832)	$(30,403)
Interest expense	17,816	9,572	42,211	14,597
Income tax (benefit) expense	(314)	4,304	(1,735)	2,035
Depreciation and amortization	18,905	16,981	43,843	39,625
Facility action charges, net	(70)	(136)	441	727
Gain on sale of distribution center assets	—	(3,442)	—	(3,442)
Transaction-related costs (1)	194	26,784	545	47,635
Management fees (2)	575	62	1,342	62
Share-based compensation expense	999	13,284	2,468	15,471
Losses on asset and other disposals	283	901	996	2,181
Difference between U.S. GAAP rent and cash rent	659	467	1,277	904
Cost savings (3)	—	282	—	970
Other, net (4)	4,055	496	5,815	(983)
Adjusted EBITDA	$40,871	$42,245	$92,371	$89,379
Net Rent (5)	11,923	11,407	27,283	26,307
Adjusted EBITDAR	$52,794	$53,652	$119,654	$115,686

(1)	Transaction-related costs include investment banking, legal, and other costs related to the Merger, as well as costs related to the termination of a prior merger agreement.

(2)	Represents the amounts associated with the management services agreement with Apollo Management VII, L.P. for on-going investment banking, consulting, and financial planning services, which are included in general and administrative expense.

(3)	Cost savings reflects pro-forma cost savings amounts expected to be realized as a result of becoming a privately held company.

(4)	Other, net includes the net impact of purchase accounting, executive retention bonus and disposition business expense. For the twenty-eight weeks ended August 9, 2010 (Successor/Predecessor), other, net also included adjusted EBITDA from the Company’s distribution business, which it no longer owns or operates.

(5)	Represents aggregate cash rent expense of the Company less rental income from franchisees and third parties, subject to certain adjustments and exclusions.

Company-Operated Restaurant-Level Non-GAAP Measures

Company-operated restaurant-level adjusted EBITDA is expressed in dollars and defined as company-operated restaurants revenue less restaurant operating costs excluding depreciation and amortization expense and including advertising expense. Restaurant operating costs are the expenses incurred directly by company-operated restaurants in generating revenues and do not include advertising costs, general and administrative expenses or facility action charges. Company-operated restaurant-level adjusted EBITDA margin is expressed as a percentage and defined as company-operated restaurant-level adjusted EBITDA divided by company-operated restaurants revenue.

Company-operated restaurant-level adjusted EBITDA and company-operated restaurant-level adjusted EBITDA margin are non-GAAP measures utilized by management internally to evaluate and compare the Company’s operating performance for company-operated restaurants between periods. In addition, management believes that these financial measures provide useful information to potential investors and analysts because they provide insight into management’s evaluation of the Company’s results of operations. These non-GAAP measures should be viewed in addition to, and not in lieu of, the comparable GAAP measures. These non-GAAP measures have certain limitations including the following:

•	Because not all companies calculate these measures identically, the Company’s presentation of such measures may not be comparable to similarly titled measures of other companies;

•	These measures exclude certain general and administrative and other operating costs, which should also be considered when assessing the Company’s operating performance; and

•	These measures exclude depreciation and amortization, and although they are non-cash charges, the assets being depreciated or amortized will often have to be replaced and new investments made to support the operations of the Company’s restaurant portfolio.

The following is a reconciliation of company-operated restaurant-level adjusted EBITDA and company-operated restaurant-level adjusted EBITDA margin (unaudited):

	Successor	Successor/	Successor	Successor/
		Predecessor		Predecessor
	Twelve	Twelve	Twenty-Eight	Twenty-Eight
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	August 15, 2011	August 9, 2010	August 15, 2011	August 9, 2010
Company-operated restaurant-level adjusted EBITDA:
Company-operated restaurants revenue	$262,991	$255,477	$614,595	$586,482
Less: restaurant operating costs	(218,934)	(209,216)	(512,182)	(484,374)
Add: depreciation and amortization expense	16,387	15,068	37,987	35,444
Less: advertising expense	(15,399)	(14,678)	(35,460)	(34,495)

Company-operated restaurant-level adjusted EBITDA	$45,045	$46,651	$104,940	$103,057

Company-operated restaurant-level adjusted EBITDA margin	17.1%	18.3%	17.1%	17.6%